Exhibit 10.3

HARVARD BIOSCIENCE, INC.

2021 INCENTIVE PLAN

NOTICE OF TIME-BASED RESTRICTED STOCK UNIT AWARD

Participant Name and Address:

You (the “Participant”) have been granted restricted stock units (“Restricted Stock Units” or “RSUs”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the Harvard Bioscience, Inc. 2021 Incentive Plan (as amended from time to time, the “Plan”) and the Restricted Stock Unit Award Agreement (the “RSU Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Date of Grant:
Number of RSUs:
Vesting Schedule:

Participant will receive a benefit with respect to an RSU only if it vests. Subject to the terms set forth in the RSU Agreement attached hereto, the RSUs will vest in accordance with the following schedule:

Vesting Date                                                     Vesting Percentage

By accepting this award, you acknowledge receipt of this Notice and agree to the terms contained in this Notice, the Restricted Stock Unit Agreement attached hereto and the Plan, which are incorporated by reference herein.

HARVARD BIOSCIENCE, INC.

By: ______________________________

Name: ____________________________

Title: _____________________________

Award Number: ___________

HARVARD BIOSCIENCE, INC.

2021 INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.    Grant of Restricted Stock Units. Harvard Bioscience, Inc., a Delaware corporation (the “Company”), hereby grants to the Participant (the “Participant”) named in the Notice of Restricted Stock Unit Award (the “Notice”), the number of restricted stock units (“Restricted Stock Units” or “RSUs”) indicated in the Notice, subject to the terms and provisions of the Notice, this Restricted Stock Unit Award Agreement (this “RSU Agreement”) and the Company’s 2021 Incentive Plan (as amended from time to time, the “Plan”), which are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan.

2.    Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive upon vesting thereof one share of Stock subject to Participant satisfying any applicable tax withholding obligations. Any Restricted Stock Units that vest in accordance with Section 3 will be settled in shares of Stock as soon as practicable after vesting, but in all cases within thirty (30) business days following the vesting date. Unless and until the Restricted Stock Units will have vested in the manner set forth in the Notice and the Plan, Participant will have no right to payment of any such Restricted Stock Units.

3.    Vesting Schedule. Except as specifically provided in Sections 4 and 5 below, the Restricted Stock Units awarded by the Notice and this RSU Agreement will vest in accordance with the “Vesting Schedule” set forth in the Notice.

4.    Termination of Service. Except as set forth in this Section 4 and in Section 5 below, the Participant’s rights to all RSUs granted herein and not yet vested in accordance with the Vesting Schedule set forth in the Notice shall automatically terminate if the Participant ceases for any reason to be employed by or providing services to the Company and its Subsidiaries for any reason (a “Termination of Service”).

(a)    Death or Disability. In the event of the Participant’s death or Disability before a Termination of Service, a number of RSUs equal to one-third of the total number of RSUs granted pursuant to this RSU Agreement multiplied by the number of full months elapsed from the most recent Vesting Date to the date of Participant’s death or Disability divided by 12 shall vest as of the date of the Participant’s death or Disability.

(b)    Retirement. In the event that the Participant has satisfied the Rule of 65 at the time of his or her Termination of Service for any reason other than an involuntary termination by the Company for Cause, a number of RSUs equal to one-third of the total number of RSUs granted pursuant to this RSU Agreement multiplied by the number of full months elapsed from the most recent Vesting Date to the date of such Termination of Service divided by 12 shall vest as of the date of such Termination of Service.

(c)    Termination for Good Reason. In the event that the Participant’s employment is terminated by the Participant for Good Reason, a number of RSUs equal to one-third of the total number of RSUs granted pursuant to this RSU Agreement multiplied by the number of full months elapsed from the most recent Vesting Date to the date of such Termination of Employment divided by 12 shall vest as of the date of such Termination of Employment.

5.    Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control and the Participant’s employment is terminated by the Participant for Good Reason or by the Company without Cause within one (1) year following such Change in Control or in the event of the Participant’s death or Disability within one (1) year following such Change in Control, the RSUs shall automatically vest in full as of the date of such termination, death or Disability, as the case may be.

6.    Transferability of RSUs. Unless determined otherwise by the Committee, the RSUs may not be sold, pledged, assigned, hypothecated, or otherwise transferred by Participant in any manner.

7.    Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this RSU Agreement, the Notice or the Plan, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

8.    Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this RSU Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

9.    Tax Consequences.

(a)    Participant is solely responsible for all federal, state and local taxes relating to the RSUs, including as a result of the Participant’s disposition of the Shares.

(b)    The Company makes no representation that the RSUs will comply with Sections 409A and 457A of the Code and makes no undertaking to prevent Section 409A or 457A of the Code from applying to the RSUs or to mitigate its effects on any deferrals or payments made in respect of the RSUs. The Participant is encouraged to consult a tax adviser regarding the potential impact of Section 409A and 457A of the Code.

10.    Entire Agreement; Severability. The Notice, the Plan and this RSU Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this RSU Agreement, the terms and conditions of the Plan shall prevail. Nothing in the Notice, the Plan and this RSU Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. Should any provision of the Notice, the Plan or this RSU Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11.    Construction. The captions used in the Notice and this RSU Agreement are inserted for convenience and shall not be deemed a part of the RSUs for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

12.    Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this RSU Agreement shall be submitted by the Participant or by the Company to the Committee. The resolution of such question or dispute by the Committee shall be final and binding on all persons.

13.    Conflicts. In the event of a conflict or inconsistency between the terms and conditions of this RSU Agreement and another written agreement between the Company and the Participant that provides for accelerated vesting of the Participant’s RSUs upon the occurrence of certain events, the terms and conditions of such other written agreement shall control.

14.    Definitions. Whenever used in this Agreement, the following terms shall have the meanings set forth below.

(a)     “Good Reason” shall have the meaning defined in the applicable employment agreement, consulting agreement or any other similar written agreement between the Participant and the Company (or any of its affiliates) that specifically defines “good reason,” if any. In the absence of such a definition, any provisions herein relating to termination of employment by Participant for Good Reason shall not apply.

(b)     “Rule of 65” means that the sum of the Participant’s age and years of service equals or exceeds 65, with a minimum age of 55 and a minimum of five years of continuous service, including as an employee or a director of the Company.

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